SEMI-ANNUAL

REPORT

APRIL 30, 2006

Legg Mason Partners Variable Portfolios III, Inc.

Legg Mason Partners Variable Large Cap Value Portfolio

Legg Mason Partners Variable Large Cap Growth Portfolio

Legg Mason Partners Variable Mid Cap Core Portfolio

Legg Mason Partners Variable Aggressive Growth Portfolio

Legg Mason Partners Variable International All Cap Growth Portfolio

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Legg Mason Partners Variable Portfolios III, Inc.

Semi-Annual Report  •  April 30, 2006

What’s

Inside

“Smith Barney”, “Salomon Brothers” and “Citi” are service marks of Citigroup, licensed for use by Legg Mason as the names of funds and investment managers. Legg Mason and its affiliates, as well as the Funds’ investment manager, are not affiliated with Citigroup.

Letter from the Chairman

R. JAY GERKEN, CFA

Chairman, President and Chief Executive Officer

Dear Shareholder,

The U.S. economy was mixed during the six-month reporting period. After a 4.1% advance in the third quarter of 2005, fourth quarter gross domestic product (“GDP”)i growth slipped to 1.7%. This marked the first quarter in which GDP growth did not surpass 3.0% since the first three months of 2003. However, as expected, the economy rebounded sharply in the first quarter of 2006, with GDP rising an estimated 5.3%. The economic turnaround was prompted by both strong consumer and business spending. In addition, the U.S. Labor Department reported that unemployment hit a five-year low in March.

Overseas, economic growth has been improving in many areas. After a lengthy period of weakness and deflation, Japan’s economy has gained momentum due, in part, to strong exports and improving consumer spending. Growth in the Eurozone has also been strengthening on the back of improved domestic spending in countries such as Germany. In addition, interest rates have remained low in the region.

For the six-month period ended April 30, 2006, the U.S. stock market generated strong results, with the S&P 500 Indexii returning 9.63%. While high oil and commodity prices, steadily rising interest rates, and geopolitical issues triggered periods of market volatility, investors generally remained focused on the strong corporate profit environment.

Investment returns were even stronger in the international equity markets. While these markets experienced many of the same issues as the U.S., they rallied on expectations for improving economic growth and solid corporate profits. During the six-month period ended April 30, 2006, the MSCI EAFE Indexiii rose 22.89%. This was surpassed by the emerging equity markets, as the MSCI Emerging Markets Indexiv surged 37.60% over the same period.

Legg Mason Partners Variable Portfolios III, Inc.         I

Within this environment, the funds performed as follows:

Performance Snapshot as of April 30, 2006 (unaudited)

6 months

Variable Large Cap Value Portfolio[1]	11.37%

S&P 500/Citigroup Value Index	13.20%

Lipper Variable Large-Cap Value Funds Category Average	10.79%

Variable Large Cap Growth Portfolio[1]	2.27%

Russell 1000 Growth Index	7.06%

Lipper Variable Large-Cap Growth Funds Category Average	7.63%

Variable Mid Cap Core Portfolio[1]	14.63%

S&P MidCap 400 Index	15.26%

Lipper Variable Mid-Cap Core Funds Category Average	14.35%

Variable Aggressive Growth Portfolio[1]	10.73%

Russell 3000 Growth Index	8.19%

Lipper Variable Multi-Cap Growth Funds Category Average	11.97%

Variable International All Cap Growth Portfolio[1]	23.07%

MSCI EAFE Growth Index	22.26%

Lipper Variable International Growth Funds Category Average	24.80%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost.
Performance figures reflect fee waivers and/or expense reimbursements, without which the performance would have been lower.
Fund returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all fund expenses.
Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the six-month period ended April 30, 2006 and include the reinvestment of distributions, including returns of capital, if any. Returns were calculated among the 97 funds in the variable large-cap value funds category. Returns were calculated among the 195 funds in the variable large-cap growth funds category. Returns were calculated among the 83 funds in the variable mid-cap core funds category. Returns were calculated among the 124 funds in the variable multi-cap growth funds category. Returns were calculated among the 57 funds in the variable international growth funds category.

[1]	The fund is an underlying investment option of various variable annuity and variable life insurance products. The fund’s performance returns do not reflect the deduction of initial sales charges and expenses imposed in connection with investing in variable annuity or variable life insurance contracts, such as administrative fees, account charges, and surrender charges, which, if reflected, would reduce the performance of the fund. Past performance is no guarantee of future results.

II         Legg Mason Partners Variable Portfolios III, Inc.

Legg Mason Partners Variable Large Cap Value Portfolio2

For the six months ended April 30, 2006, the Legg Mason Partners Variable Large Cap Value Portfolio returned 11.37%. The fund outperformed the Lipper Variable Large-Cap Value Funds Category Average,3 which increased 10.79%. The fund’s unmanaged benchmark, the S&P 500/Citigroup Value Index,v returned 13.20% for the same period.

Legg Mason Partners Variable Large Cap Growth Portfolio2

For the six months ended April 30, 2006, the Legg Mason Partners Variable Large Cap Growth Portfolio returned 2.27%. The fund underperformed the Lipper Variable Large-Cap Growth Funds Category Average,4 which increased 7.63%. The fund’s unmanaged benchmark, the Russell 1000 Growth Index,vi returned 7.06% for the same period.

Legg Mason Partners Variable Mid Cap Core Portfolio2

For the six months ended April 30, 2006, the Legg Mason Partners Variable Mid Cap Core Portfolio returned 14.63%. The fund outperformed the Lipper Variable Mid-Cap Core Funds Category Average,5 which increased 14.35%. The fund’s unmanaged benchmark, the S&P 500 MidCap 400 Index,vii returned 15.26% for the same period.

Legg Mason Partners Variable Aggressive Growth Portfolio2

For the six months ended April 30, 2006, the Legg Mason Partners Variable Aggressive Growth Portfolio returned

[2]	The fund is an underlying investment option of various variable annuity and variable life insurance products. The fund’s performance returns do not reflect the deduction of initial sales charges and expenses imposed in connection with investing in variable annuity or variable life insurance contracts, such as administrative fees, account charges, and surrender charges, which, if reflected, would reduce the performance of the fund. Past performance is no guarantee of future results.

[3]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the six-month period ended April 30, 2006, including the reinvestment of distributions, including returns of capital, if any, calculated among the 97 funds in the fund’s Lipper category.

[4]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the six-month period ended April 30, 2006, including the reinvestment of distributions, including returns of capital, if any, calculated among the 195 funds in the fund’s Lipper category.

[5]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the six-month period ended April 30, 2006, including the reinvestment of distributions, including returns of capital, if any, calculated among the 83 funds in the fund’s Lipper category.

Legg Mason Partners Variable Portfolios III, Inc.         III

10.73%. The fund outperformed its unmanaged benchmark, the Russell 3000 Growth Index,viii which returned 8.19% for the same period. The Lipper Variable Multi-Cap Growth Funds Category Average6 increased 11.97% over the same time frame.

Legg Mason Partners Variable International All Cap Growth Portfolio7

For the six months ended April 30, 2006, the Legg Mason Partners Variable International All Cap Growth Portfolio, returned 23.07%. These shares outperformed the fund’s unmanaged benchmark, the MSCI EAFE Growth Indexix, which returned 22.26% for the same period. The Lipper Variable International Growth Funds Category Average8 increased 24.80% over the same time frame.

Special Shareholder Notices

On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business to Legg Mason, Inc. (“Legg Mason”). As a result, the funds’ investment adviser (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the funds’ then existing investment management contract to terminate. The funds’ shareholders previously approved a new investment management contract between the funds and the Manager, which became effective on December 1, 2005.

Prior to May 1, 2006, the funds were knows as Travelers Series Fund Inc. Smith Barney Large Cap Value Portfolio, Smith Barney Large Capitalization Growth Portfolio, Smith Barney Mid Cap Core Portfolio, Smith Barney Aggressive Growth Portfolio and Smith Barney International All Cap Growth Portfolio. The funds’ investment strategy and objective have not changed.

[6]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the six-month period ended April 30, 2006, including the reinvestment of distributions, including returns of capital, if any, calculated among the 124 funds in the fund’s Lipper category.

[7]	The fund is an underlying investment option of various variable annuity and variable life insurance products. The fund’s performance returns do not reflect the deduction of initial sales charges and expenses imposed in connection with investing in variable annuity or variable life insurance contracts, such as administrative fees, account charges, and surrender charges, which, if reflected, would reduce the performance of the fund. Past performance is no guarantee of future results.

[8]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the six-month period ended April 30, 2006, including the reinvestment of distributions, including returns of capital, if any, calculated among the 57 funds in the fund’s Lipper category.

IV         Legg Mason Partners Variable Portfolios III, Inc.

Information About Your Funds

As you may be aware, several issues in the mutual fund industry have come under the scrutiny of federal and state regulators. The funds’ Manager and some of its affiliates have received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the funds’ response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The funds have been informed that the Manager and its affiliates are responding to those information requests, but are not in a position to predict the outcome of these requests and investigations.

Important information concerning the funds and their Manager with regard to recent regulatory developments is contained in the Notes to Financial Statements included in this report.

As always, thank you for your continued confidence in our stewardship of your assets. We look forward to helping you continue to meet your financial goals.

Sincerely,

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

May 25, 2006

Legg Mason Partners Variable Portfolios III, Inc.         V

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Legg Mason Partners Variable Large Cap Value Portfolio

RISKS: Keep in mind, common stocks are subject to market fluctuations. Foreign stocks are subject to certain risks of overseas investing, including currency fluctuations and changes in political and economic conditions, which could result in significant market fluctuations. The fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on fund performance. Please see the fund’s prospectus for more information on these and other risks.

Legg Mason Partners Variable Large Cap Growth Portfolio

RISKS: Keep in mind, common stocks are subject to market fluctuations. Please see the fund’s prospectus for more information on these and other risks.

Legg Mason Partners Variable Mid Cap Core Portfolio

RISKS: Mid-cap stocks may be more volatile than large-cap stocks. Additionally, the fund’s performance may be influenced by political, social and economic factors affecting investments in companies in foreign countries. The fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on fund performance. Please see the fund’s prospectus for more information on these and other risks.

Legg Mason Partners Variable Aggressive Growth Portfolio

RISKS: The fund may invest a significant portion of its assets in small- and mid-cap companies which may be more volatile than an investment that focuses only on large-cap companies. Please see the fund’s prospectus for more information on these and other risks.

Legg Mason Partners Variable International All Cap Growth Portfolio

RISKS: Keep in mind, the fund is subject to certain risks of overseas investing, not associated with domestic investing, including currency fluctuations, change in political and economic conditions, differing securities regulations and periods of illiquidity, which could result in significant market fluctuations. These risks are magnified in emerging markets. The fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on fund performance. Please see the fund’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]	Gross domestic product is a market value of goods and services produced by labor and property in a given country.

ii	The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

iii	The MSCI EAFE Index is an unmanaged index of common stocks of companies located in Europe, Australasia and the Far East.

iv	The MSCI Emerging Markets Index consists of emerging market companies with an average size of $800 million. The index measures the performance of emerging markets in South America, South Africa, Asia and Eastern Europe.

[v]	The S&P 500/Citigroup Value Index is an index of stocks representing approximately half of the market capitalization of the stocks in the S&P 500 Index that, on a growth-value spectrum, have been identified as falling either wholly or partially within the value half of the spectrum based on a number of factors. Until December 16, 2005, when Standard & Poor’s changed both the name of the index and its calculation methodology, the index was called the S&P 500/BARRA Value Index.

vi	The Russell 1000 Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

vii	The S&P MidCap 400 Index is a market-value weighted index which consists of 400 domestic stocks chosen for market size, liquidity, and industry group representation.

viii	The Russell 3000 Growth Index measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values.

ix	The MSCI EAFE Growth Index is an unmanaged index of growth stocks of companies located in Europe, Australasia and the Far East.

VI         Legg Mason Partners Variable Portfolios III, Inc.

Fund at a Glance (unaudited)

Legg Mason Partners Variable Large Cap Value Portfolio

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         1

Fund at a Glance (unaudited)

Legg Mason Partners Variable Large Cap Growth Portfolio

2         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Fund at a Glance (unaudited)

Legg Mason Partners Variable Mid Cap Core Portfolio

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         3

Fund at a Glance (unaudited)

Legg Mason Partners Variable Aggressive Growth Portfolio

4         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Fund at a Glance (unaudited)

Legg Mason Partners Variable International All Cap Growth Portfolio

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         5

Fund Expenses (unaudited)

As a shareholder of the Funds, you may incur two types of costs: (1) transaction costs and (2) ongoing costs, including management fees and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000 invested on November 1, 2005 and held for the six months ended April 30, 2006.

Actual Expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

Based on Actual Total Return(1)

	Actual Total Return(2)	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During the Period(3)
Legg Mason Partners Variable Large Cap Value Portfolio	11.37%	$1,000.00	$1,113.70	0.63%	$3.30

Legg Mason Partners Variable Large Cap Growth Portfolio	2.27	1,000.00	1,022.70	0.78	3.91

Legg Mason Partners Variable Mid Cap Core Portfolio	14.63	1,000.00	1,146.30	0.81	4.31

Legg Mason Partners Variable Aggressive Growth Portfolio	10.73	1,000.00	1,107.30	0.76	3.97

Legg Mason Partners Variable International All Cap Growth Portfolio	23.07	1,000.00	1,230.70	0.96	5.31

(1)	For the six months ended April 30, 2006.
(2)	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. Total return is not annualized, as it may not be representative of the total return for the year. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total returns. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
(3)	Expenses (net of voluntary fee waivers and/or expense reimbursements) are equal to each Fund’s respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

6         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Fund Expenses (unaudited) (continued)

Hypothetical Example for Comparison Purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs. Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Based on Hypothetical Total Return(1)

	Hypothetical Annualized Total Return	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During the Period(2)
Legg Mason Partners Variable Large Cap Value Portfolio	5.00%	$1,000.00	$1,021.67	0.63%	$3.16

Legg Mason Partners Variable Large Cap Growth Portfolio	5.00	1,000.00	1,020.93	0.78	3.91

Legg Mason Partners Variable Mid Cap Core Portfolio	5.00	1,000.00	1,020.78	0.81	4.06

Legg Mason Partners Variable Aggressive Growth Portfolio	5.00	1,000.00	1,021.03	0.76	3.81

Legg Mason Partners Variable International All Cap Growth Portfolio	5.00	1,000.00	1,020.03	0.96	4.81

(1)	For the six months ended April 30, 2006.
(2)	Expenses (net of voluntary fee waivers and/or expense reimbursements) are equal to each Fund’s respective annualized expense ratio, multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         7

Schedules of Investments (April 30, 2006) (unaudited)

LEGG MASON PARTNERS VARIABLE LARGE CAP VALUE PORTFOLIO

Shares	Security	Value
COMMON STOCKS — 96.4%
CONSUMER DISCRETIONARY — 11.5%
Hotels, Restaurants & Leisure — 1.8%
158,500	McDonald’s Corp.	$5,479,345

Household Durables — 1.2%
132,800	Newell Rubbermaid Inc.	3,641,376

Media — 7.6%
102,400	EchoStar Communications Corp., Class A Shares*	3,164,160
3,607	Interpublic Group of Cos. Inc.*	34,555
43,100	Liberty Global Inc., Series A Shares*	892,601
22,300	Liberty Global Inc., Series C Shares*	445,331
402,100	Liberty Media Corp., Class A Shares*	3,357,535
458,100	News Corp., Class B Shares	8,351,163
111,500	SES Global SA, FDR	1,828,370
288,600	Time Warner Inc.	5,021,640

	Total Media	23,095,355

Multiline Retail — 0.9%
51,700	Target Corp.	2,745,270

	TOTAL CONSUMER DISCRETIONARY	34,961,346

CONSUMER STAPLES — 10.0%
Food & Staples Retailing — 4.3%
401,900	Kroger Co.*	8,142,494
113,700	Wal-Mart Stores Inc.	5,119,911

	Total Food & Staples Retailing	13,262,405

Food Products — 1.0%
163,000	Sara Lee Corp.	2,912,810

Household Products — 1.5%
80,500	Kimberly-Clark Corp.	4,711,665

Tobacco — 3.2%
132,500	Altria Group Inc.	9,693,700

	TOTAL CONSUMER STAPLES	30,580,580

ENERGY — 8.3%
Energy Equipment & Services — 2.5%
82,300	GlobalSantaFe Corp.	5,037,583
32,600	Halliburton Co.	2,547,690

	Total Energy Equipment & Services	7,585,273

Oil, Gas & Consumable Fuels — 5.8%
36,700	Marathon Oil Corp.	2,912,512
50,200	Royal Dutch Shell PLC, ADR, Class A Shares	3,420,126
46,300	Suncor Energy Inc.	3,969,762
53,100	Total SA, Sponsored ADR	7,328,862

	Total Oil, Gas & Consumable Fuels	17,631,262

	TOTAL ENERGY	25,216,535

See Notes to Financial Statements.

8         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Shares	Security	Value
FINANCIALS — 31.0%
Capital Markets — 5.2%
85,600	Bank of New York Co. Inc.	$3,008,840
31,100	Goldman Sachs Group Inc.	4,985,019
105,300	Merrill Lynch & Co. Inc.	8,030,178

	Total Capital Markets	16,024,037

Commercial Banks — 7.1%
181,600	Bank of America Corp.	9,065,472
90,400	Wachovia Corp.	5,410,440
102,900	Wells Fargo & Co.	7,068,201

	Total Commercial Banks	21,544,113

Consumer Finance — 4.4%
114,900	American Express Co.	6,182,769
82,800	Capital One Financial Corp.	7,173,792

	Total Consumer Finance	13,356,561

Diversified Financial Services — 2.3%
154,500	JPMorgan Chase & Co.	7,011,210

Insurance — 8.8%
77,400	AFLAC Inc.	3,679,596
105,700	American International Group Inc.	6,896,925
94,600	Chubb Corp.	4,875,684
54,800	Loews Corp.	5,817,020
52,300	Marsh & McLennan Cos. Inc.	1,604,041
92,800	St. Paul Travelers Cos. Inc.	4,085,984

	Total Insurance	26,959,250

Thrifts & Mortgage Finance — 3.2%
70,900	Freddie Mac	4,329,154
75,140	Golden West Financial Corp.	5,400,312

	Total Thrifts & Mortgage Finance	9,729,466

	TOTAL FINANCIALS	94,624,637

HEALTH CARE — 10.1%
Health Care Providers & Services — 3.1%
95,100	UnitedHealth Group Inc.	4,730,274
68,900	WellPoint Inc.*	4,891,900

	Total Health Care Providers & Services	9,622,174

Pharmaceuticals — 7.0%
91,500	Abbott Laboratories	3,910,710
55,700	Johnson & Johnson	3,264,577
83,000	Novartis AG, Sponsored ADR	4,773,330
184,200	Pfizer Inc.	4,665,786
100,300	Sanofi-Aventis, ADR	4,718,112

	Total Pharmaceuticals	21,332,515

	TOTAL HEALTH CARE	30,954,689

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         9

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Shares	Security	Value
INDUSTRIALS — 9.6%
Aerospace & Defense — 4.6%
71,900	Boeing Co.	$6,000,055
68,200	Raytheon Co.	3,019,214
77,900	United Technologies Corp.	4,892,899

	Total Aerospace & Defense	13,912,168

Building Products — 1.1%
102,400	Masco Corp.	3,266,560

Commercial Services & Supplies — 1.2%
59,400	Avery Dennison Corp.	3,712,500

Industrial Conglomerates — 1.7%
57,600	Textron Inc.	5,181,120

Machinery — 1.0%
38,100	Parker Hannifin Corp.	3,088,005

	TOTAL INDUSTRIALS	29,160,353

INFORMATION TECHNOLOGY — 3.6%
Communications Equipment — 1.7%
225,400	Nokia Oyj, Sponsored ADR	5,107,564

Computers & Peripherals — 1.0%
36,500	International Business Machines Corp.	3,005,410

Software — 0.9%
115,100	Microsoft Corp.	2,779,665

	TOTAL INFORMATION TECHNOLOGY	10,892,639

MATERIALS — 2.7%
Chemicals — 2.7%
46,600	Air Products & Chemicals Inc.	3,193,032
113,700	E.I. du Pont de Nemours & Co.	5,014,170

	TOTAL MATERIALS	8,207,202

TELECOMMUNICATION SERVICES — 7.2%
Diversified Telecommunication Services — 2.1%
244,037	AT&T Inc.	6,396,210

Wireless Telecommunication Services — 5.1%
92,200	ALLTEL Corp.	5,934,914
387,002	Sprint Nextel Corp.	9,597,649

	Total Wireless Telecommunication Services	15,532,563

	TOTAL TELECOMMUNICATION SERVICES	21,928,773

UTILITIES — 2.4%
Multi-Utilities — 2.4%
157,300	Sempra Energy	7,238,946

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT (Cost — $235,068,659)	293,765,700

See Notes to Financial Statements.

10         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Face Amount	Security	Value
SHORT-TERM INVESTMENT — 3.7%
Repurchase Agreement — 3.7%
$11,259,000	Interest in $513,793,000 joint tri-party repurchase agreement dated 4/28/06 with Merrill Lynch, Pierce, Fenner & Smith, Inc., 4.790% due 5/1/06; Proceeds at maturity — $11,263,494; (Fully collateralized by U.S. Treasury obligations, 0.000% to 2.375% due 4/30/06 to 4/15/11; Market value — $11,484,251) (Cost — $11,259,000)	$11,259,000

	TOTAL INVESTMENTS — 100.1% (Cost — $246,327,659#)	305,024,700
	Liabilities in Excess of Other Assets — (0.1)%	(260,076)

	TOTAL NET ASSETS — 100.0%	$304,764,624

*	Non-income producing security.
#	Aggregate cost for federal income tax purposes is substantially the same.

Abbreviations used in this schedule:
ADR	— American Depositary Receipt
FDR	— Foreign Depositary Receipt

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         11

Schedules of Investments (April 30, 2006) (unaudited) (continued)

LEGG MASON PARTNERS VARIABLE LARGE CAP GROWTH PORTFOLIO

Shares	Security	Value
COMMON STOCKS — 100.1%
CONSUMER DISCRETIONARY — 20.0%
Internet & Catalog Retail — 10.1%
474,000	Amazon.com Inc.*	$16,689,540
296,100	eBay Inc.*	10,188,801
295,000	IAC/InterActiveCorp.*	8,516,650

	Total Internet & Catalog Retail	35,394,991

Media — 5.2%
589,320	Time Warner Inc.	10,254,168
291,915	Walt Disney Co.	8,161,943

	Total Media	18,416,111

Specialty Retail — 4.7%
134,600	Bed Bath & Beyond Inc.*	5,161,910
288,450	Home Depot Inc.	11,517,809

	Total Specialty Retail	16,679,719

	TOTAL CONSUMER DISCRETIONARY	70,490,821

CONSUMER STAPLES — 10.6%
Beverages — 4.6%
194,490	Coca-Cola Co.	8,160,800
135,700	PepsiCo Inc.	7,903,168

	Total Beverages	16,063,968

Food Products — 2.4%
144,540	Wm. Wrigley Jr. Co.	6,803,498
36,335	Wm. Wrigley Jr. Co., Class B	1,711,378

	Total Food Products	8,514,876

Household Products — 3.6%
218,355	Procter & Gamble Co.	12,710,445

	TOTAL CONSUMER STAPLES	37,289,289

FINANCIALS — 12.9%
Capital Markets — 7.2%
194,430	Merrill Lynch & Co. Inc.	14,827,232
164,970	Morgan Stanley	10,607,571

	Total Capital Markets	25,434,803

Insurance — 5.7%
141,556	American International Group Inc.	9,236,529
119	Berkshire Hathaway Inc., Class A Shares*	10,591,000

	Total Insurance	19,827,529

	TOTAL FINANCIALS	45,262,332

See Notes to Financial Statements.

12         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Shares	Security	Value
HEALTH CARE — 20.2%
Biotechnology — 13.4%
260,580	Amgen Inc.*	$17,641,266
237,150	Biogen Idec Inc.*	10,636,178
236,800	Genentech Inc.*	18,875,328

	Total Biotechnology	47,152,772

Pharmaceuticals — 6.8%
94,050	Eli Lilly & Co.	4,977,126
131,870	Johnson & Johnson	7,728,901
444,470	Pfizer Inc.	11,258,425

	Total Pharmaceuticals	23,964,452

	TOTAL HEALTH CARE	71,117,224

INDUSTRIALS — 2.3%
Industrial Conglomerates — 2.3%
235,220	General Electric Co.	8,136,260

INFORMATION TECHNOLOGY — 34.1%
Communications Equipment — 11.3%
412,908	Cisco Systems Inc.*	8,650,422
423,100	Juniper Networks Inc.*	7,818,888
592,680	Motorola Inc.	12,653,718
207,400	QUALCOMM Inc.	10,647,916

	Total Communications Equipment	39,770,944

Computers & Peripherals — 2.3%
131,900	Dell Inc.*	3,455,780
346,900	EMC Corp.*	4,686,619

	Total Computers & Peripherals	8,142,399

Internet Software & Services — 5.6%
259,700	Akamai Technologies Inc.*	8,749,293
336,300	Yahoo! Inc.*	11,023,914

	Total Internet Software & Services	19,773,207

Semiconductors & Semiconductor Equipment — 7.0%
406,400	Intel Corp.	8,119,872
474,080	Texas Instruments Inc.	16,455,317

	Total Semiconductors & Semiconductor Equipment	24,575,189

Software — 7.9%
205,200	Electronic Arts Inc.*	11,655,360
299,600	Microsoft Corp.	7,235,340
294,600	Red Hat Inc.*	8,658,294

	Total Software	27,548,994

	TOTAL INFORMATION TECHNOLOGY	119,810,733

	TOTAL INVESTMENTS — 100.1% (Cost — $263,372,939#)	352,106,659
	Liabilities in Excess of Other Assets — (0.1)%	(369,965)

	TOTAL NET ASSETS — 100.0%	$351,736,694

*	Non-income producing security.
#	Aggregate cost for federal income tax purposes is substantially the same.

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         13

Schedules of Investments (April 30, 2006) (unaudited) (continued)

LEGG MASON PARTNERS VARIABLE MID CAP CORE PORTFOLIO

Shares	Security	Value
COMMON STOCKS — 96.7%
CONSUMER DISCRETIONARY — 14.9%
Diversified Consumer Services — 2.1%
227,300	ServiceMaster Co.	$2,736,692

Hotels, Restaurants & Leisure — 2.9%
59,400	CBRL Group Inc.	2,418,174
39,600	GTECH Holdings Corp.	1,352,736

	Total Hotels, Restaurants & Leisure	3,770,910

Household Durables — 3.9%
24,570	Black & Decker Corp.	2,299,998
26,390	Mohawk Industries Inc.*	2,113,839
20,000	Toll Brothers Inc.*	643,000

	Total Household Durables	5,056,837

Multiline Retail — 2.0%
146,400	Dollar General Corp.	2,556,144

Specialty Retail — 4.0%
63,050	Bed Bath & Beyond Inc.*	2,417,967
56,200	Sherwin-Williams Co.	2,862,828

	Total Specialty Retail	5,280,795

	TOTAL CONSUMER DISCRETIONARY	19,401,378

CONSUMER STAPLES — 3.5%
Beverages — 1.8%
31,500	Molson Coors Brewing Co., Class B Shares	2,326,590

Food Products — 1.7%
67,570	Hormel Foods Corp.	2,267,649

	TOTAL CONSUMER STAPLES	4,594,239

ENERGY — 9.7%
Energy Equipment & Services — 5.0%
36,690	Nabors Industries Ltd.*	1,369,638
40,640	Smith International Inc.	1,716,227
63,650	Weatherford International Ltd.*	3,368,994

	Total Energy Equipment & Services	6,454,859

Oil, Gas & Consumable Fuels — 4.7%
28,990	Murphy Oil Corp.	1,454,718
39,210	Newfield Exploration Co.*	1,748,766
26,460	Nexen Inc.	1,547,910
31,500	Pioneer Natural Resources Co.	1,348,830

	Total Oil, Gas & Consumable Fuels	6,100,224

	TOTAL ENERGY	12,555,083

See Notes to Financial Statements.

14         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Shares	Security	Value
FINANCIALS — 16.2%
Capital Markets — 1.0%
8,985	Bear Stearns Cos. Inc.	$1,280,452

Commercial Banks — 1.7%
42,700	Associated Banc-Corp.	1,444,114
12,620	Comerica Inc.	717,700

	Total Commercial Banks	2,161,814

Consumer Finance — 0.6%
19,300	Nelnet Inc., Class A Shares*	750,770

Insurance — 5.7%
8,820	Ambac Financial Group Inc.	726,415
16,500	Fidelity National Financial Inc.	692,670
34,590	National Financial Partners Corp.	1,798,680
99,250	Old Republic International Corp.	2,208,312
32,790	PartnerRe Ltd.	2,051,015

	Total Insurance	7,477,092

Real Estate Investment Trusts (REITs) — 1.2%
138,005	Spirit Finance Corp.	1,600,858

Thrifts & Mortgage Finance — 6.0%
145,885	Hudson City Bancorp Inc.	1,956,318
19,100	MGIC Investment Corp.	1,350,370
142,700	New York Community Bancorp Inc.	2,455,867
44,900	PMI Group Inc.	2,072,135

	Total Thrifts & Mortgage Finance	7,834,690

	TOTAL FINANCIALS	21,105,676

HEALTH CARE — 13.4%
Biotechnology — 2.2%
77,900	ImClone Systems Inc.*	2,812,190

Health Care Equipment & Supplies — 4.2%
53,850	Cytyc Corp.*	1,392,023
31,855	Fisher Scientific International Inc.*	2,247,370
47,335	Thermo Electron Corp.*	1,824,291

	Total Health Care Equipment & Supplies	5,463,684

Health Care Providers & Services — 5.6%
39,250	Coventry Health Care Inc.*	1,949,548
49,030	Manor Care Inc.	2,149,965
18,600	Omnicare Inc.	1,054,806
43,200	Pediatrix Medical Group Inc.*	2,186,784

	Total Health Care Providers & Services	7,341,103

Pharmaceuticals — 1.4%
93,800	MGI Pharma Inc.*	1,752,184

	TOTAL HEALTH CARE	17,369,161

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         15

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Shares	Security	Value
INDUSTRIALS — 14.2%
Aerospace & Defense — 4.3%
24,085	Alliant Techsystems Inc.*	$1,926,559
29,000	Armor Holdings Inc.*	1,771,030
23,300	L-3 Communications Holdings Inc.	1,903,610

	Total Aerospace & Defense	5,601,199

Air Freight & Logistics — 0.8%
22,210	C.H. Robinson Worldwide Inc.	985,013

Commercial Services & Supplies — 2.4%
68,240	R.R. Donnelley & Sons Co.	2,299,006
19,610	YRC Worldwide Inc.*	823,620

	Total Commercial Services & Supplies	3,122,626

Electrical Equipment — 2.1%
7,985	Rockwell Automation Inc.	578,593
44,250	Roper Industries Inc.	2,100,105

	Total Electrical Equipment	2,678,698

Machinery — 4.0%
115,800	AGCO Corp.*	2,740,986
33,100	Eaton Corp.	2,537,115

	Total Machinery	5,278,101

Road & Rail — 0.6%
33,887	Heartland Express Inc.	823,793

	TOTAL INDUSTRIALS	18,489,430

INFORMATION TECHNOLOGY — 19.3%
Communications Equipment — 0.6%
17,200	Harris Corp.	801,004

Computers & Peripherals — 4.2%
48,700	Avid Technology Inc.*	1,877,385
48,900	Intergraph Corp.*	2,152,578
66,500	Western Digital Corp.*	1,399,160

	Total Computers & Peripherals	5,429,123

Electronic Equipment & Instruments — 4.9%
84,300	Benchmark Electronics Inc.*	2,301,390
21,730	CDW Corp.	1,293,370
97,300	Ingram Micro Inc., Class A Shares*	1,789,347
28,800	Tech Data Corp.*	1,057,536

	Total Electronic Equipment & Instruments	6,441,643

Internet Software & Services — 2.7%
23,570	j2 Global Communications Inc.*	1,157,051
64,900	WebEx Communications Inc.*	2,294,215

	Total Internet Software & Services	3,451,266

See Notes to Financial Statements.

16         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Shares	Security	Value
IT Services — 2.6%
38,950	Acxiom Corp.	$1,009,584
104,600	Sabre Holdings Corp., Class A Shares	2,415,214

	Total IT Services	3,424,798

Semiconductors & Semiconductor Equipment — 4.0%
55,500	Lam Research Corp.*	2,712,840
66,400	Microchip Technology Inc.	2,474,064

	Total Semiconductors & Semiconductor Equipment	5,186,904

Software — 0.3%
16,520	Internet Security Systems Inc.*	370,709

	TOTAL INFORMATION TECHNOLOGY	25,105,447

MATERIALS — 1.7%
Chemicals — 1.2%
22,550	Air Products & Chemicals Inc.	1,545,126

Metals & Mining — 0.5%
26,800	Compass Minerals International Inc.	705,644

	TOTAL MATERIALS	2,250,770

UTILITIES — 3.8%
Electric Utilities — 2.3%
67,200	Pepco Holdings Inc.	1,550,976
27,700	WPS Resources Corp.	1,384,723

	Total Electric Utilities	2,935,699

Multi-Utilities — 1.1%
36,700	SCANA Corp.	1,436,438

Water Utilities — 0.4%
21,981	Aqua America Inc.	525,346

	TOTAL UTILITIES	4,897,483

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT (Cost — $105,701,576)	125,768,667

Face Amount
SHORT-TERM INVESTMENT — 2.5%
Repurchase Agreement — 2.5%
$3,296,000	Interest in $604,665,000 joint tri-party repurchase agreement dated 4/28/06 with Deutsche Bank Securities Inc., 4.790% due 5/1/06; Proceeds at maturity — $3,297,316; (Fully collateralized by various U.S. government agency obligations, 0.000% to 22.306% due 2/15/17 to 4/15/36; Market value — $3,361,920) (Cost — $3,296,000)	3,296,000

	TOTAL INVESTMENTS — 99.2% (Cost — $108,997,576#)	129,064,667
	Other Assets in Excess of Liabilities — 0.8%	1,045,077

	TOTAL NET ASSETS — 100.0%	$130,109,744

*	Non-income producing security.
#	Aggregate cost for federal income tax purposes is substantially the same.

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         17

Schedules of Investments (April 30, 2006) (unaudited) (continued)

LEGG MASON PARTNERS VARIABLE AGGRESSIVE GROWTH PORTFOLIO

Shares	Security	Value
COMMON STOCKS — 95.0%
CONSUMER DISCRETIONARY — 13.4%
Media — 13.2%
1,273,275	Cablevision Systems Corp., New York Group, Class A Shares*	$25,809,284
166,349	CBS Corp., Class B Shares	4,236,909
132,842	Comcast Corp., Class A Shares*	4,111,460
1,348,160	Comcast Corp., Special Class A Shares*	41,563,773
201,340	Discovery Holding Co., Class A Shares*	2,999,966
90,170	Liberty Global Inc., Series A Shares*	1,867,421
90,170	Liberty Global Inc., Series C Shares*	1,800,695
2,013,400	Liberty Media Corp., Class A Shares*	16,811,890
1,829,367	Time Warner Inc.	31,830,986
166,349	Viacom Inc., Class B Shares*	6,625,680
675,000	Walt Disney Co.	18,873,000
34,600	World Wrestling Entertainment Inc.	599,964

	Total Media	157,131,028

Specialty Retail — 0.2%
215,000	Charming Shoppes Inc.*	2,956,250

	TOTAL CONSUMER DISCRETIONARY	160,087,278

ENERGY — 17.0%
Energy Equipment & Services — 10.0%
165,800	Core Laboratories NV*	10,155,250
580,650	Grant Prideco Inc.*	29,729,280
1,490,900	Weatherford International Ltd.*	78,913,337

	Total Energy Equipment & Services	118,797,867

Oil, Gas & Consumable Fuels — 7.0%
795,800	Anadarko Petroleum Corp.	83,415,756
6,325	Bill Barrett Corp.*	190,003

	Total Oil, Gas & Consumable Fuels	83,605,759

	TOTAL ENERGY	202,403,626

EXCHANGE TRADED FUND — 1.9%
532,000	Nasdaq-100 Index Tracking Stock	22,258,880

FINANCIALS — 12.4%
Capital Markets — 11.3%
154,400	Cohen & Steers Inc.	3,957,272
612,842	Lehman Brothers Holdings Inc.	92,631,068
500,400	Merrill Lynch & Co. Inc.	38,160,504

	Total Capital Markets	134,748,844

Diversified Financial Services — 0.4%
83,725	CIT Group Inc.	4,521,987

Insurance — 0.0%
2,415	National Financial Partners Corp.	125,580

See Notes to Financial Statements.

18         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Shares	Security	Value
Thrifts & Mortgage Finance — 0.7%
49,500	Astoria Financial Corp.	$1,550,340
361,566	New York Community Bancorp Inc.	6,222,551

	Total Thrifts & Mortgage Finance	7,772,891

	TOTAL FINANCIALS	147,169,302

HEALTH CARE — 29.4%
Biotechnology — 15.5%
162,500	Alkermes Inc.*	3,488,875
740,105	Amgen Inc.*	50,105,108
783,806	Biogen Idec Inc.*	35,153,699
110,150	CancerVax Corp.*	283,086
101,900	Genentech Inc.*	8,122,449
795,168	Genzyme Corp.*	48,632,475
541,275	ImClone Systems Inc.*	19,540,028
224,750	Isis Pharmaceuticals Inc.*	1,928,355
766,905	Millennium Pharmaceuticals Inc.*	6,963,497
173,000	Nanogen Inc.*	444,610
265,400	Vertex Pharmaceuticals Inc.*	9,652,598
29,445	ViaCell Inc.*	170,487

	Total Biotechnology	184,485,267

Health Care Equipment & Supplies — 0.5%
92,100	Biosite Inc.*	5,194,440

Health Care Providers & Services — 7.0%
1,672,000	UnitedHealth Group Inc.	83,165,280

Pharmaceuticals — 6.4%
998,800	Forest Laboratories Inc.*	40,331,544
243,448	Johnson & Johnson	14,268,487
635,666	King Pharmaceuticals Inc.*	11,054,232
75,289	Pfizer Inc.	1,907,070
78,576	Teva Pharmaceutical Industries Ltd., Sponsored ADR	3,182,328
323,000	Valeant Pharmaceuticals International	5,781,700

	Total Pharmaceuticals	76,525,361

	TOTAL HEALTH CARE	349,370,348

INDUSTRIALS — 6.9%
Aerospace & Defense — 2.6%
378,800	L-3 Communications Holdings Inc.	30,947,960

Industrial Conglomerates — 3.5%
1,583,412	Tyco International Ltd.	41,722,906

Machinery — 0.8%
308,000	Pall Corp.	9,295,440

	TOTAL INDUSTRIALS	81,966,306

INFORMATION TECHNOLOGY — 13.9%
Communications Equipment — 2.6%
186,100	C-COR Inc.*	1,522,298

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         19

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Shares	Security	Value
Communications Equipment — 2.6% (continued)
890,500	Motorola Inc.	$19,012,175
448,325	Nokia Oyj, Sponsored ADR	10,159,044

	Total Communications Equipment	30,693,517

Computers & Peripherals — 2.8%
876,076	Maxtor Corp.*	8,480,416
242,000	Quantum Corp.*	827,640
385,000	SanDisk Corp.*	24,574,550

	Total Computers & Peripherals	33,882,606

Electronic Equipment & Instruments — 0.0%
12,400	Excel Technology Inc.*	366,668

Semiconductors & Semiconductor Equipment — 7.0%
495,000	Broadcom Corp., Class A Shares*	20,349,450
125,000	Cabot Microelectronics Corp.*	4,088,750
229,000	Cirrus Logic Inc.*	2,164,050
133,000	Cree Inc.*	3,966,060
133,000	DSP Group Inc.*	3,596,320
98,324	Freescale Semiconductor Inc., Class B Shares*	3,113,921
358,334	Intel Corp.	7,159,514
1,617,300	Micron Technology Inc.*	27,445,581
543,000	RF Micro Devices Inc.*	5,049,900
10,300	Standard Microsystems Corp.*	239,990
343,091	Teradyne Inc.*	5,784,514

	Total Semiconductors & Semiconductor Equipment	82,958,050

Software — 1.5%
106,000	Advent Software Inc.*	3,731,200
230,000	Autodesk Inc.*	9,669,200
72,264	Microsoft Corp.	1,745,176
105,000	RSA Security Inc.*	2,198,700

	Total Software	17,344,276

	TOTAL INFORMATION TECHNOLOGY	165,245,117

TELECOMMUNICATION SERVICES — 0.1%
Diversified Telecommunication Services — 0.1%
63,912	AT&T Inc.	1,675,134

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT (Cost — $885,461,449)	1,130,175,991

See Notes to Financial Statements.

20         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Face Amount	Security	Value
SHORT-TERM INVESTMENT — 5.1%
Repurchase Agreement — 5.1%
$60,571,000	Interest in $513,793,000 joint tri-party repurchase agreement dated 4/28/06 with Merrill Lynch, Pierce, Fenner & Smith Inc., 4.790% due 5/1/06; Proceeds at maturity — $60,595,178; (Fully collateralized by U.S. Treasury obligations, 0.000% to 2.375% due 4/30/06 to 4/15/11; Market value — $61,782,800) (Cost — $60,571,000)	$60,571,000

	TOTAL INVESTMENTS — 100.1% (Cost — $946,032,449#)	1,190,746,991
	Liabilities in Excess of Other Assets — (0.1)%	(843,093)

	TOTAL NET ASSETS — 100.0%	$1,189,903,898

*	Non-income producing security.
#	Aggregate cost for federal income tax purposes is substantially the same.

Abbreviation used in this schedule:
ADR	— American Depositary Receipt

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         21

Schedules of Investments (April 30, 2006) (unaudited) (continued)

LEGG MASON PARTNERS VARIABLE INTERNATIONAL ALL CAP GROWTH PORTFOLIO

Shares	Security	Value
COMMON STOCKS — 99.4%
Australia — 2.7%
146,000	Babcock & Brown Ltd.	$2,028,296
53,000	Macquarie Bank Ltd.	2,872,775

	Total Australia	4,901,071

Denmark — 1.3%
35,930	Novo Nordisk A/S, Class B Shares	2,334,696

Finland — 2.8%
225,000	Nokia Oyj	5,126,721

France — 7.3%
225,000	Altran Technologies SA*	3,263,492
32,625	Essilor International SA	3,274,143
25,000	Groupe Danone	3,121,161
13,000	Total SA	3,597,194
800	Total SA, Sponsored ADR	110,416

	Total France	13,366,406

Germany — 5.9%
25,300	BASF AG	2,170,471
450	BASF AG, Sponsored ADR	38,502
50,000	IKB Deutsche Industriebank AG	2,075,304
12,500	SAP AG	2,732,989
1,300	SAP AG, Sponsored ADR	71,019
76,400	Stada Arzneimittel AG	3,700,540

	Total Germany	10,788,825

Greece — 1.3%
25,000	EFG Eurobank Ergasias	996,626
45,000	Piraeus Bank SA	1,419,008

	Total Greece	2,415,634

Hong Kong — 0.6%
120,000	Hutchison Whampoa Ltd.	1,180,939

Ireland — 8.1%
106,900	Bank of Ireland	2,005,287
77,512	CRH PLC	2,852,249
584,000	Grafton Group PLC*	8,101,968
118,740	Irish Continental Group PLC	1,723,752
35,391	United Drug PLC	167,088

	Total Ireland	14,850,344

Italy — 1.6%
114,000	Saipem SpA	2,852,256

Japan — 26.4%
51,000	Aisin Seiki Co., Ltd.	1,918,523
43,000	Canon Inc.	3,291,848

See Notes to Financial Statements.

22         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Shares	Security	Value
Japan — 26.4% (continued)
48,000	Daikin Industries Ltd.	$1,674,885
150,000	Dowa Mining Co., Ltd.	1,713,909
43,000	Fanuc Limited	4,070,402
44,500	Honda Motor Co., Ltd.	3,164,184
2,000	Honda Motor Co., Ltd., Sponsored ADR	70,860
65,200	Hoya Corp.	2,641,811
380	Mitsubishi UFJ Financial Group Inc.	5,978,466
17,400	Nidec Corp.	1,342,755
460	NTT Data Corp.	2,130,696
15,800	Orix Corp.	4,749,374
2,380	Rakuten Inc.	1,924,500
37,200	Seven & I Holdings Co., Ltd.	1,441,898
184,000	Sharp Corp.	3,232,837
62,400	Shin-Etsu Chemical Co., Ltd.	3,608,807
79,000	Terumo Corp.	2,832,960
63,000	Trend Micro Inc.	2,441,925

	Total Japan	48,230,640

Mexico — 2.2%
1,400,200	Wal-Mart de Mexico SA de CV	3,983,365

Netherlands — 1.9%
39,351	ING Groep NV, CVA	1,602,508
51,950	Royal Dutch Shell PLC, Class A Shares	1,782,440

	Total Netherlands	3,384,948

Norway — 1.4%
159,900	Acergy SA*	2,606,346

Singapore — 0.7%
106,000	DBS Group Holdings Ltd.	1,193,422

Spain — 2.3%
205,000	Indra Sistemas SA	4,223,320

Sweden — 2.8%
90,000	Assa Abloy AB	1,742,314
111,000	Atlas Copco AB, Class A Shares	3,279,830

	Total Sweden	5,022,144

Switzerland — 12.0%
96,000	Mettler-Toledo International Inc.*	6,220,800
6,740	Nestle SA	2,053,902
41,000	Novartis AG	2,350,171
42,000	Roche Holding AG	6,452,689
40,000	UBS AG	4,737,160

	Total Switzerland	21,814,722

United Kingdom — 17.1%
52,000	BOC Group PLC	1,475,989
337,300	BP PLC	4,157,157
514,800	Capita Group PLC	4,368,212

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         23

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Shares	Security	Value
United Kingdom — 17.1% (continued)
65,000	Rio Tinto PLC	$3,571,552
1,069,000	Serco Group PLC	6,543,789
151,700	Smith & Nephew PLC	1,253,358
576,352	Tesco PLC	3,354,834
357,000	Tomkins PLC	2,203,230
1,854,000	Vodafone Group PLC	4,374,131

	Total United Kingdom	31,302,252

United States — 1.0%
101,814	News Corp., Class B Shares	1,856,069

	TOTAL COMMON STOCKS (Cost — $103,835,579)	181,434,120

Right
RIGHT — 0.0%
Hong Kong — 0.0%
6	Hutchison Whampoa (a)* (Cost — $0)	0

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT (Cost — $103,835,579)	181,434,120

Face Amount
SHORT-TERM INVESTMENT — 0.3%
Repurchase Agreement — 0.3%
$474,000	Interest in $513,793,000 joint tri-party repurchase agreement dated 4/28/06 with Merrill Lynch, Pierce, Fenner & Smith, Inc., 4.790% due 5/1/06; Proceeds at maturity — $474,189; (Fully collateralized by U.S. Treasury obligations, 0.000% to 2.375% due 4/30/06 to 4/15/11; Market value — $483,483) (Cost — $474,000)	474,000

	TOTAL INVESTMENTS — 99.7% (Cost — $104,309,579#)	181,908,120
	Other Assets in Excess of Liabilities — 0.3%	638,637

	TOTAL NET ASSETS — 100.0%	$182,546,757

*	Non-income producing security.
(a)	Security is valued in good faith at fair value by or under the direction of the Board of Directors (See Note 1).
#	Aggregate cost for federal income tax purposes is substantially the same.

Abbreviations used in this schedule:
ADR	— American Depositary Receipt
CVA	— Certificaaten van aandelen (Share Certificates)

See Notes to Financial Statements.

24         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Schedules of Investments (April 30, 2006) (unaudited) (continued)

Summary of Investments by Sector*
Industrials	19.2%
Information Technology	18.4
Financials	16.3
Health Care	12.3
Materials	8.5
Energy	8.3
Consumer Staples	7.7
Consumer Discretionary	6.7
Telecommunication Services	2.4
Short-Term Investment	0.2

100.0%

*	As a percentage of total investments.

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         25

Statement of Assets and Liabilities (April 30, 2006) (unaudited)

	Legg Mason Partners Variable Large Cap Value Portfolio	Legg Mason Partners Variable Large Cap Growth Portfolio
ASSETS:
Investments, at cost	$246,327,659	$263,372,939
Foreign currency, at cost	45,760	—

Investments, at value	305,024,700	352,106,659
Foreign currency, at value	47,718	—
Cash	152	210,067
Receivable for securities sold	—	—
Dividends and interest receivable	279,853	128,793
Receivable for Fund shares sold	10	53,833
Prepaid expenses	2,318	—

Total Assets	305,354,751	352,499,352

LIABILITIES:
Payable for Fund shares repurchased	395,144	503,001
Investment management fee payable	149,502	221,499
Payable for securities purchased	—	—
Accrued expenses	45,481	38,158

Total Liabilities	590,127	762,658

Total Net Assets	$304,764,624	$351,736,694

NET ASSETS:
Par value (Note 4)	$150	$237
Paid-in capital in excess of par value	264,406,584	338,237,908
Undistributed (Overdistributed) net investment income	470,068	(60,761)
Accumulated net investment loss	—	—
Accumulated net realized gain (loss) on investments and foreign currency transactions	(18,811,293)	(75,174,410)
Net unrealized appreciation on investments and foreign currencies	58,699,115	88,733,720

Total Net Assets	$304,764,624	$351,736,694

Shares Outstanding	15,028,092	23,736,041

Net Asset Value	$20.28	$14.82

See Notes to Financial Statements.

26         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Statement of Assets and Liabilities (April 30, 2006) (unaudited) (continued)

Legg Mason Partners Variable Mid Cap Core Portfolio	Legg Mason Partners Variable Aggressive Growth Portfolio	Legg Mason Partners Variable International All Cap Growth Portfolio

$108,997,576	$946,032,449	$104,309,579
—	—	518,314

129,064,667	1,190,746,991	181,908,120
—	—	524,319
13	397	651
3,220,914	—	—
47,390	238,025	585,518
—	303,971	12
—	895	6,780

132,332,984	1,191,290,279	183,025,400

101,979	619,299	284,758
79,660	725,065	124,555
2,025,154	—	—
16,447	42,017	69,330

2,223,240	1,386,381	478,643

$130,109,744	$1,189,903,898	$182,546,757

$83	$754	$111
99,965,343	945,859,486	160,061,815
130,030	—	(213,121)
—	(1,242,437)	—
9,947,197	571,553	(54,931,218)
20,067,091	244,714,542	77,629,170

$130,109,744	$1,189,903,898	$182,546,757

8,341,565	75,377,718	11,080,993

$15.60	$15.79	$16.47

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         27

Statements of Operations (For the six months ended April 30, 2006) (unaudited)

	Legg Mason Partners Variable Large Cap Value Portfolio	Legg Mason Partners Variable Large Cap Growth Portfolio
INVESTMENT INCOME:
Dividends	$2,958,155	$1,706,186
Interest	235,547	13,064
Income from securities lending	—	—
Less: Foreign taxes withheld	(57,533)	—

Total Investment Income	3,136,169	1,719,250

EXPENSES:
Investment management fee (Note 2)	910,278	1,400,774
Audit and tax	14,609	13,007
Directors’ fees	13,100	12,518
Legal fees	11,238	10,363
Shareholder reports	9,567	17,339
Insurance	3,755	6,755
Custody fees	3,127	11,212
Transfer agent fees (Note 2)	864	1,276
Miscellaneous expenses	580	632

Total Expenses	967,118	1,473,876
Less: Fee waivers and/or expense reimbursements (Notes 2 and 7)	(8,241)	(9,948)

Net Expenses	958,877	1,463,928

Net Investment Income (Loss)	2,177,292	255,322

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS (NOTES 1 AND 3):
Net Realized Gain (Loss) From:
Investment transactions	12,675,702	6,250,761
Foreign currency transactions	(130)	—

Net Realized Gain	12,675,572	6,250,761

Change in Net Unrealized Appreciation/Depreciation From:
Investments	18,077,770	2,795,418
Foreign currencies	2,214	—

Change in Net Unrealized Appreciation/Depreciation	18,079,984	2,795,418

Net Gain on Investments and Foreign Currency Transactions	30,755,556	9,046,179

Increase in Net Assets From Operations	$32,932,848	$9,301,501

See Notes to Financial Statements.

28         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Statements of Operations (For the six months ended April 30, 2006) (unaudited) (continued)

Legg Mason Partners Variable Mid Cap Core Portfolio	Legg Mason Partners Variable Aggressive Growth Portfolio	Legg Mason Partners Variable International All Cap Growth Portfolio

$ 814,670	$2,739,233	$1,601,756
53,988	405,163	40,525
—	—	4,545
(413)	(33,799)	(119,238)

868,245	3,110,597	1,527,588

472,567	4,272,145	717,790
9,551	14,111	13,883
6,800	27,523	9,000
12,852	8,602	14,490
6,459	28,462	23,646
644	10,789	1,979
1,075	14,318	26,192
1,249	1,404	885
868	2,148	6,565

512,065	4,379,502	814,430
(4,296)	(26,468)	(5,221)

507,769	4,353,034	809,209

360,476	(1,242,437)	718,379

10,105,318	1,896,164	6,479,252
(28)	—	2,478

10,105,290	1,896,164	6,481,730

6,752,184	114,785,196	28,270,038
—	—	27,959

6,752,184	114,785,196	28,297,997

16,857,474	116,681,360	34,779,727

$17,217,950	$115,438,923	$35,498,106

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         29

Statements of Changes in Net Assets

For the six months ended April 30, 2006 (unaudited) and the year ended October 31, 2005

Legg Mason Partners Variable Large Cap Value Portfolio	2006	2005
OPERATIONS:
Net investment income	$2,177,292	$5,151,001
Net realized gain	12,675,572	12,469,887
Change in net unrealized appreciation/depreciation	18,079,984	14,712,402

Increase in Net Assets From Operations	32,932,848	32,333,290

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTE 1):
Net investment income	(4,800,001)	(6,400,006)

Decrease in Net Assets From Distributions to Shareholders	(4,800,001)	(6,400,006)

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	510,623	3,130,472
Reinvestment of distributions	4,800,001	6,400,006
Cost of shares repurchased	(31,646,089)	(65,848,220)

Decrease in Net Assets From Fund Share Transactions	(26,335,465)	(56,317,742)

Increase (Decrease) in Net Assets	1,797,382	(30,384,458)
NET ASSETS:
Beginning of period	302,967,242	333,351,700

End of period*	$304,764,624	$302,967,242

* Includes undistributed net investment income of:	$470,068	$3,092,777

See Notes to Financial Statements.

30         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Statements of Changes in Net Assets (continued)

For the six months ended April 30, 2006 (unaudited) and the year ended October 31, 2005

Legg Mason Partners Variable Large Cap Growth Portfolio	2006	2005
OPERATIONS:
Net investment income	$255,322	$1,684,888
Net realized gain (loss)	6,250,761	(9,620,366)
Change in net unrealized appreciation/depreciation	2,795,418	48,194,981

Increase in Net Assets From Operations	9,301,501	40,259,503

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTE 1):
Net investment income	(500,002)	(1,500,969)

Decrease in Net Assets From Distributions to Shareholders	(500,002)	(1,500,969)

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	5,209,785	11,593,119
Reinvestment of distributions	500,002	1,500,969
Cost of shares repurchased	(40,695,730)	(63,602,132)

Decrease in Net Assets From Fund Share Transactions	(34,985,943)	(50,508,044)

Decrease in Net Assets	(26,184,444)	(11,749,510)
NET ASSETS:
Beginning of period	377,921,138	389,670,648

End of period*	$351,736,694	$377,921,138

* Includes undistributed (overdistributed) net investment income of:	$(60,761)	$183,919

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         31

Statements of Changes in Net Assets (continued)

For the six months ended April 30, 2006 (unaudited) and the year ended October 31, 2005

Legg Mason Partners Variable Mid Cap Core Portfolio	2006	2005
OPERATIONS:
Net investment income	$360,476	$519,554
Net realized gain	10,105,290	12,955,266
Change in net unrealized appreciation/depreciation	6,752,184	193,983

Increase in Net Assets From Operations	17,217,950	13,668,803

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTE 1):
Net investment income	(750,004)	—
Net realized gains	(9,028,419)	—

Decrease in Net Assets From Distributions to Shareholders	(9,778,423)	—

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	1,033,203	8,699,598
Reinvestment of distributions	9,778,423	—
Cost of shares repurchased	(8,788,201)	(11,954,070)

Increase (Decrease) in Net Assets From Fund Share Transactions	2,023,425	(3,254,472)

Increase in Net Assets	9,462,952	10,414,331
NET ASSETS:
Beginning of period	120,646,792	110,232,461

End of period*	$130,109,744	$120,646,792

* Includes undistributed net investment income of:	$130,030	$519,558

See Notes to Financial Statements.

32         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Statements of Changes in Net Assets (continued)

For the six months ended April 30, 2006 (unaudited) and the year ended October 31, 2005

Legg Mason Partners Variable Aggressive Growth Portfolio	2006	2005
OPERATIONS:
Net investment loss	$(1,242,437)	$(2,707,794)
Net realized gain	1,896,164	211,120
Change in net unrealized appreciation/depreciation	114,785,196	159,283,167

Increase in Net Assets From Operations	115,438,923	156,786,493

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTE 1):
Net realized gains	(32,468)	(3,756,228)

Decrease in Net Assets From Distributions to Shareholders	(32,468)	(3,756,228)

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	36,049,635	63,139,525
Reinvestment of distributions	32,468	3,756,228
Cost of shares repurchased	(40,583,746)	(61,265,197)

Increase (Decrease) in Net Assets From Fund Share Transactions	(4,501,643)	5,630,556

Increase in Net Assets	110,904,812	158,660,821
NET ASSETS:
Beginning of period	1,078,999,086	920,338,265

End of period*	$1,189,903,898	$1,078,999,086

* Includes accumulated net investment loss of:	$(1,242,437)	—

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         33

Statements of Changes in Net Assets (continued)

For the six months ended April 30, 2006 (unaudited) and the year ended October 31, 2005

Legg Mason Partners Variable International All Cap Growth Portfolio	2006	2005
OPERATIONS:
Net investment income	$718,379	$1,625,823
Net realized gain	6,481,730	5,456,478
Change in net unrealized appreciation/depreciation	28,297,997	17,715,799

Increase in Net Assets From Operations	35,498,106	24,798,100

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTE 1):
Net investment income	(2,200,003)	(1,500,826)

Decrease in Net Assets From Distributions to Shareholders	(2,200,003)	(1,500,826)

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	923,656	5,415,806
Reinvestment of distributions	2,200,003	1,500,826
Cost of shares repurchased	(14,251,947)	(32,422,744)
Net assets of shares issued in connection with merger (Note 5)	—	2,864,133

Decrease in Net Assets From Fund Share Transactions	(11,128,288)	(22,641,979)

Increase in Net Assets	22,169,815	655,295
NET ASSETS:
Beginning of period	160,376,942	159,721,647

End of period*	$182,546,757	$160,376,942

* Includes undistributed (overdistributed) net investment income of:	$(213,121)	$1,268,503

See Notes to Financial Statements.

34         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Financial Highlights

For a share of capital stock outstanding throughout each year ended October 31, unless otherwise noted:

Legg Mason Partners Variable Large Cap Value Portfolio	2006(1)		2005	2004	2003	2002	2001
Net Asset Value, Beginning of Period	$18.50		$17.09	$15.68	$13.24	$17.47	$20.74

Income (Loss) From Operations:
Net investment income	0.15		0.30	0.26	0.28	0.32	0.26
Net realized and unrealized gain (loss)	1.93		1.45	1.41	2.49	(4.24)	(2.56)

Total Income (Loss) From Operations	2.08		1.75	1.67	2.77	(3.92)	(2.30)

Less Distributions From:
Net investment income	(0.30)		(0.34)	(0.26)	(0.33)	(0.31)	(0.27)
Net realized gains	—		—	—	—	—	(0.70)

Total Distributions	(0.30)		(0.34)	(0.26)	(0.33)	(0.31)	(0.97)

Net Asset Value, End of Period	$20.28		$18.50	$17.09	$15.68	$13.24	$17.47

Total Return(2)	11.37%		10.26%	10.69%	21.38%	(22.45)%	(11.58)%

Net Assets, End of Period (millions)	$305		$303	$333	$366	$346	$504

Ratios to Average Net Assets:
Gross expenses	0.64	%(3)	0.65%	0.68%	0.69%	0.68%	0.67%
Net expenses(4)	0.63	(3)(5)	0.65	0.68 (5)	0.69	0.68	0.67
Net investment income	1.44	(3)	1.62	1.38	1.85	1.59	1.42

Portfolio Turnover Rate	15%		44%	37%	96%	68%	29%

(1)	For the six months ended April 30, 2006 (unaudited).
(2)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown. Total returns for periods of less than one year are not annualized.
(3)	Annualized.
(4)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets will not exceed 1.25%.
(5)	The investment manager voluntarily waived a portion of its fees and/or reimbursed expenses.

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         35

Financial Highlights (continued)

For a share of capital stock outstanding throughout each year ended October 31, unless otherwise noted:

Legg Mason Partners Variable Large Cap Growth Portfolio	2006(1)		2005	2004		2003	2002	2001
Net Asset Value, Beginning of Period	$14.51		$13.15	$13.76		$9.91	$11.86	$16.04

Income (Loss) From Operations:
Net investment income (loss)	0.01		0.06	(0.00	)(2)	0.01	0.02	0.02
Net realized and unrealized gain (loss)	0.32		1.35	(0.61)		3.86	(1.95)	(4.20)

Total Income (Loss) From Operations	0.33		1.41	(0.61)		3.87	(1.93)	(4.18)

Less Distributions From:
Net investment income	(0.02)		(0.05)	(0.00	)(2)	(0.02)	(0.02)	—
Return of capital	—		—	(0.00	)(2)	—	—	—

Total Distributions	(0.02)		(0.05)	(0.00	)(2)	(0.02)	(0.02)	—

Net Asset Value, End of Period	$14.82		$14.51	$13.15		$13.76	$9.91	$11.86

Total Return(3)	2.27%		10.74%	(4.42)%		39.16%	(16.29)%	(26.06)%

Net Assets, End of Period (millions)	$352		$378	$390		$354	$225	$280

Ratios to Average Net Assets:
Gross expenses	0.79	%(4)	0.79%	0.78%		0.79%	0.80%	0.78%
Net expenses	0.78	(4)(5)	0.79	0.78	(5)	0.79	0.80	0.78
Net investment income (loss)	0.14	(4)	0.43	(0.02)		0.06	0.13	0.14

Portfolio Turnover Rate	8%		20%	7%		16%	19%	10%

(1)	For the six months ended April 30, 2006 (unaudited).
(2)	Amount represents less than $0.01 per share.
(3)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown. Total returns for periods of less than one year are not annualized.
(4)	Annualized.
(5)	The investment manager voluntarily waived a portion of its fees and/or reimbursed expenses.

See Notes to Financial Statements.

36         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Financial Highlights (continued)

For a share of capital stock outstanding throughout each year ended October 31, unless otherwise noted:

Legg Mason Partners Variable Mid Cap Core Portfolio	2006(1)		2005	2004	2003		2002	2001
Net Asset Value, Beginning of Period	$14.76		$13.14	$12.35	$10.10		$10.83	$14.22

Income (Loss) From Operations:
Net investment income (loss)	0.05		0.06	(0.01)	(0.00	)(2)	(0.02)	0.02
Net realized and unrealized gain (loss)	2.00		1.56	0.80	2.25		(0.70)	(3.36)

Total Income (Loss) From Operations	2.05		1.62	0.79	2.25		(0.72)	(3.34)

Less Distributions From:
Net investment income	(0.09)		—	—	—		(0.01)	(0.05)
Net realized gains	(1.12)		—	—	—		—	—

Total Distributions	(1.21)		—	—	—		(0.01)	(0.05)

Net Asset Value, End of Period	$15.60		$14.76	$13.14	$12.35		$10.10	$10.83

Total Return(3)	14.63%		12.33%	6.40%	22.28%		(6.64)%	(23.56)%

Net Assets, End of Period (millions)	$130		$121	$110	$87		$57	$34

Ratios to Average Net Assets:
Gross expenses	0.81	%(4)	0.82%	0.83%	0.85%		0.90%	0.96%
Net expenses(5)	0.81	(4)(6)	0.82	0.83 (6)	0.85		0.90	0.95 (6)
Net investment income (loss)	0.57	(4)	0.44	(0.06)	(0.03)		(0.10)	0.25

Portfolio Turnover Rate	38%		107%	92%	98%		79%	45%

(1)	For the six months ended April 30, 2006 (unaudited).
(2)	Amount represents less than $0.01 per share.
(3)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown. Total returns for periods of less than one year are not annualized.
(4)	Annualized.
(5)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets of the fund will not exceed 0.95%.
(6)	The investment manager voluntarily waived a portion of its fees and/or reimbursed expenses.

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         37

Financial Highlights (continued)

For a share of capital stock outstanding throughout each year ended October 31, unless otherwise noted:

Legg Mason Partners Variable Aggressive Growth Portfolio	2006(1)		2005(2)	2004	2003	2002	2001
Net Asset Value, Beginning of Period	$14.26		$12.24	$11.43	$9.09	$12.32	$15.03

Income (Loss) From Operations:
Net investment loss	(0.02)		(0.04)	(0.05)	(0.04)	(0.05)	(0.05)
Net realized and unrealized gain (loss)	1.55		2.11	0.86	2.38	(3.18)	(2.66)

Total Income (Loss) From Operations	1.53		2.07	0.81	2.34	(3.23)	(2.71)

Less Distributions From:
Net realized gains	(0.00	)(3)	(0.05)	—	—	—	—

Total Distributions	(0.00	)(3)	(0.05)	—	—	—	—

Net Asset Value, End of Period	$15.79		$14.26	$12.24	$11.43	$9.09	$12.32

Total Return(4)	10.73%		16.94%	7.09%	25.74%	(26.22)%	(18.03)%

Net Assets, End of Period (millions)	$1,190		$1,079	$920	$624	$415	$366

Ratios to Average Net Assets:
Gross expenses	0.77	%(5)	0.82%	0.82%	0.82%	0.83%	0.84%
Net expenses(6)	0.76	(5)(7)	0.82	0.82 (7)	0.82	0.83	0.84
Net investment loss	(0.22	)(5)	(0.27)	(0.44)	(0.49)	(0.50)	(0.40)

Portfolio Turnover Rate	0%		0%	4%	0%	9%	3%

(1)	For the six months ended April 30, 2006 (unaudited).
(2)	Per share amounts have been calculated using the average shares method.
(3)	Amount represents less than $0.01 per share.
(4)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown. Total returns for periods of less than one year are not annualized.
(5)	Annualized.
(6)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets will not exceed 1.00%.
(7)	The investment manager voluntarily waived a portion of its fees and/or reimbursed expenses.

See Notes to Financial Statements.

38         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Financial Highlights (continued)

For a share of capital stock outstanding throughout each year ended October 31, unless otherwise noted:

Legg Mason Partners Variable International All Cap Growth Portfolio	2006(1)		2005	2004(2)	2003(2)	2002(2)	2001(2)
Net Asset Value, Beginning of Period	$13.56		$11.77	$10.43	$8.78	$11.18	$18.52

Income (Loss) From Operations:
Net investment income	0.06		0.13	0.07	0.10	0.04	0.05
Net realized and unrealized gain (loss)	3.04		1.77	1.37	1.60	(2.39)	(7.39)

Total Income (Loss) From Operations	3.10		1.90	1.44	1.70	(2.35)	(7.34)

Less Distributions From:
Net investment income	(0.19)		(0.11)	(0.10)	(0.05)	(0.05)	—

Total Distributions	(0.19)		(0.11)	(0.10)	(0.05)	(0.05)	—

Net Asset Value, End of Period	$16.47		$13.56	$11.77	$10.43	$8.78	$11.18

Total Return(3)	23.07%		16.21%	13.90%	19.45%	(20.97)%	(39.63)%

Net Assets, End of Period (millions)	$183		$160	$160	$180	$170	$244

Ratios to Average Net Assets:
Gross expenses	0.96	%(4)	1.00%	1.01%	0.99%	1.00%	1.00%
Net expenses(5)	0.96	(4)(6)	1.00	1.01 (6)	0.99	1.00	1.00
Net investment income	0.85	(4)	0.98	0.67	1.07	0.42	0.31

Portfolio Turnover Rate	6%		16%	21%	45%	27%	22%

(1)	For the six months ended April 30, 2006 (unaudited).
(2)	Per share amounts have been calculated using the average shares method.
(3)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown. Total returns for periods of less than one year are not annualized.
(4)	Annualized.
(5)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets will not exceed 1.50%.
(6)	The investment manager voluntarily waived a portion of its fees and/or reimbursed expenses.

See Notes to Financial Statements.

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         39

Notes to Financial Statements (unaudited)

1.	Organization and Significant Accounting Policies

Legg Mason Partners Variable Large Cap Value Portfolio, Legg Mason Partners Variable Large Cap Growth Portfolio, Legg Mason Partners Variable Mid Cap Core Portfolio, Legg Mason Partners Variable Aggressive Growth Portfolio and Legg Mason Partners Variable International All Cap Growth Portfolio (formerly known as Smith Barney Large Cap Value Portfolio, Smith Barney Large Capitalization Growth Portfolio, Smith Barney Mid Cap Core Portfolio, Smith Barney Aggressive Growth Portfolio and Smith Barney International All Cap Growth Portfolio), respectively (the “Funds”) are separate diversified investment funds of Legg Mason Partners Variable Portfolios III, Inc. (formerly known as Travelers Series Fund Inc.) (the “Company”). The Company, a Maryland corporation, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. Shares of the Funds may only be purchased or redeemed through variable annuity contracts and variable life insurance policies offered by the separate accounts of participating life insurance companies or through eligible pension or other qualified plans.

The following are significant accounting policies consistently followed by the Funds and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

(a) Investment Valuation. Equity securities for which market quotations are available are valued at the last sale price or official closing price on the primary market or exchange on which they trade. Debt securities are valued at the mean between the bid and asked prices provided by an independent pricing service that are based on transactions in debt obligations, quotations from bond dealers, market transactions in comparable securities and various relationships between securities. When prices are not readily available, or are determined not to reflect fair value, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Funds calculate their net asset value, the Funds may value these investments at fair value as determined in accordance with the procedures approved by the Funds’ Board of Directors. Fair valuing of securities may be determined with the assistance of a pricing service using calculations based on indices of domestic securities and other appropriate indicators, such as prices of relevant ADRs and futures contracts. Short-term obligations maturing within 60 days are valued at amortized cost, which approximates market value.

(b) Repurchase Agreements. When entering into repurchase agreements, it is the Funds’ policy that their custodian or a third party custodian take possession of the underlying collateral securities, the market value of which at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market to ensure the adequacy of the collateral. If the seller defaults and the market value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Funds may be delayed or limited.

40         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Notes to Financial Statements (unaudited) (continued)

(c) Lending of Portfolio Securities. The Funds have an agreement with their custodian whereby the custodian may lend securities owned by the Funds to brokers, dealers and other financial organizations. In exchange for lending securities under the terms of the agreement with their custodian, the Funds receive a lender’s fee. Fees earned by the Funds on securities lending are recorded as securities lending income. Loans of securities by the Funds are collateralized by cash, U.S. government securities or high quality money market instruments that are maintained at all times in an amount at least equal to the current market value of the loaned securities, plus a margin which varies depending on the type of securities loaned. The custodian establishes and maintains the collateral in a segregated account. The Funds have the right under the lending agreement to recover the securities from the borrower on demand.

The Funds maintain the risk of any loss on the securities on loan as well as the potential loss on investments purchased with cash collateral received from securities lending.

(d) Foreign Risk. The Funds’ investments in foreign securities may involve risks not present in domestic investments. Since securities may be denominated in foreign currencies and may require settlement in foreign currencies and pay interest or dividends in foreign currencies, changes in the relationship of these foreign currencies to the U.S. dollar can significantly affect the value of the investments and earnings of the Funds. Foreign investments may also subject the Funds to foreign government exchange restrictions, expropriation, taxation or other political, social or economic developments, all of which affect the market and/or credit risk of the investments.

(e) Foreign Currency Translation. Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the respective dates of such transactions.

The Funds do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss on investments.

Net realized foreign exchange gains or losses arise from sales of foreign currencies, including gains and losses on forward foreign currency contracts, currency gains or losses realized between the trade and settlement dates on securities transactions and the difference between the amounts of dividends, interest and foreign withholding taxes recorded on the Funds’ books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities, at the date of valuation, resulting from changes in exchange rates.

Foreign security and currency transactions may involve certain considerations and risks not typically associated with those of U.S. dollar denominated transactions as a result of, among other factors, the possibility of lower levels of governmental supervision and regulation of foreign securities markets and the possibility of political or economic instability.

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         41

Notes to Financial Statements (unaudited) (continued)

(f) Security Transactions and Investment Income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. Foreign dividend income is recorded on the ex-dividend date or as soon as practical after the Funds determine the existence of a dividend declaration after exercising reasonable due diligence. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults on an expected interest payment, the Funds’ policy is to generally halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default.

(g) Distributions to Shareholders. Distributions from net investment income and distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Funds are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(h) Federal and Other Taxes. It is the Funds’ policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Funds intend to distribute substantially all of its income and net realized gains on investments, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Funds’ financial statements. Under the applicable foreign tax laws, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

(i) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share.

2.	Investment Management Agreement and Other Transactions with Affiliates

On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business, Citigroup Asset Management (“CAM”), to Legg Mason, Inc. (“Legg Mason”). As a result, the Funds’ investment manager, Smith Barney Fund Management LLC (“SBFM” or the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the Funds’ existing investment management contracts to terminate. The Funds’ shareholders approved a new investment management contract between the Funds and the Manager, which became effective on December 1, 2005.

Legg Mason, whose principal executive offices are in Baltimore, Maryland, is a financial services holding company.

42         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Notes to Financial Statements (unaudited) (continued)

Effective November 1, 2005 and under the new Investment Management agreements effective December 1, 2005, Legg Mason Partners Variable Mid Cap Core Portfolio pays the Manager a management fee calculated daily and payable monthly at an annual rate of 0.75% of the Fund’s average daily net assets. Legg Mason Partners Variable Large Cap Value Portfolio, Legg Mason Partners Variable Large Cap Growth Portfolio, Legg Mason Partners Variable Aggressive Growth Portfolio and Legg Mason Partners Variable International All Cap Growth Portfolio pay the Manager an investment management fee, which is calculated in accordance with the following breakpoint schedule:

Average Daily Net Assets	Annual Rate

Legg Mason Partners Variable Large Cap Value Portfolio

First $500 million	0.600%
Next $500 million	0.550
Over $1 billion	0.500

Legg Mason Partners Variable Large Cap Growth Portfolio

First $1 billion	0.750%
Next $1 billion	0.725
Next $3 billion	0.700
Next $5 billion	0.675
Over $10 billion	0.650

Legg Mason Partners Variable Aggressive Growth Portfolio

First $1 billion	0.750%
Next $1 billion	0.725
Next $3 billion	0.700
Next $5 billion	0.675
Over $10 billion	0.650

Legg Mason Partners Variable International All Cap Growth Portfolio

First $1 billion	0.850%
Next $1 billion	0.825
Next $3 billion	0.800
Next $5 billion	0.775
Over $10 billion	0.750

During the six months ended April 30, 2006, Legg Mason Partners Variable Large Cap Value Portfolio, Legg Mason Partners Variable Mid Cap Core Portfolio, Legg Mason Partners Variable Aggressive Growth Portfolio and Legg Mason Partners Variable International All Cap Growth Portfolio, had voluntary expense limitations in place of 1.25%, 0.95%, 1.00% and 1.50%, respectively. These expense limitations are voluntary and may be terminated at any time.

During the six months ended April 30, 2006, the Manager waived and/or reimbursed expenses amounting to $8,241 for Legg Mason Partners Variable Large Cap Value Portfolio; $9,948 for Legg Mason Partners Variable Large Cap Growth Portfolio; $4,296 for Legg Mason Partners Variable Mid Cap Core Portfolio; $26,468 for Legg Mason Partners Variable Aggressive Growth Portfolio and $5,221 for Legg Mason Partners Variable International All Cap Growth Portfolio, respectively.

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         43

Notes to Financial Statements (unaudited) (continued)

The Funds’ Board has approved PFPC Inc. (“PFPC”) to serve as transfer agent for the Funds, effective January 1, 2006. The principal business office of PFPC is located at 4400 Computer Drive, Westborough, MA 01581. Prior to January 1, 2006, Citicorp Trust Bank, fsb. (“CTB”), a subsidiary of Citigroup, acted as the Funds’ transfer agent. Also, prior to January 1, 2006, PFPC acted as the Funds’ sub-transfer agent. CTB received account fees and asset-based fees that varied according to the size and type of account. PFPC was responsible for shareholder recordkeeping and financial processing for all shareholder accounts and was paid by CTB. For the period ended April 30, 2006, the Funds paid transfer agent fees of $10,480 to CTB.

The totals for each Fund were as follows:

Transfer Agent Fees
Legg Mason Partners Variable Large Cap Value Portfolio	$2,097
Legg Mason Partners Variable Large Cap Growth Portfolio	2,093
Legg Mason Partners Variable Mid Cap Core Portfolio	2,092
Legg Mason Partners Variable Aggressive Growth Portfolio	2,093
Legg Mason Partners Variable International All Cap Growth Portfolio	2,105

The Funds’ Board has appointed the Funds’ current distributor, Citigroup Global Markets Inc. (“CGM”), and Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, as co-distributors of the Funds. CGM and other broker-dealers, financial intermediaries and financial institutions (each called a “Service Agent”) that currently offer Fund shares will continue to make the Funds’ shares available to their clients. Additional Service Agents may offer Fund shares in the future.

For the six months ended April 30, 2006, CGM, its affiliates and LMIS did not receive any brokerage commissions from the Funds.

Certain officers and one Director of the Company are employees of Legg Mason or its affiliates and do not receive compensation from the Company.

3.	Investments

During the six months ended April 30, 2006, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) were as follows:

	Purchases	Sales
Legg Mason Partners Variable Large Cap Value Portfolio	$45,259,085	$74,510,653
Legg Mason Partners Variable Large Cap Growth Portfolio	29,908,301	65,423,206
Legg Mason Partners Variable Mid Cap Core Portfolio	46,689,287	53,610,630
Legg Mason Partners Variable Aggressive Growth Portfolio	16,349,882	116,708
Legg Mason Partners Variable International All Cap Growth Portfolio	9,320,713	20,328,430

44         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Notes to Financial Statements (unaudited) (continued)

At April 30, 2006, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were substantially as follows:

	Gross unrealized appreciation	Gross unrealized depreciation	Net unrealized appreciation
Legg Mason Partners Variable Large Cap Value Portfolio	$61,311,778	$(2,614,737)	$58,697,041
Legg Mason Partners Variable Large Cap Growth Portfolio	94,818,940	(6,085,220)	88,733,720
Legg Mason Partners Variable Mid Cap Core Portfolio	22,223,030	(2,155,939)	20,067,091
Legg Mason Partners Variable Aggressive Growth Portfolio	357,048,453	(112,333,911)	244,714,542
Legg Mason Partners Variable International All Cap Growth Portfolio	78,500,127	(901,586)	77,598,541

At April 30, 2006, Legg Mason Partners Variable Large Cap Value Portfolio, Legg Mason Partners Variable Large Cap Growth Portfolio, Legg Mason Partners Variable Mid Cap Core Portfolio, Legg Mason Partners Variable Aggressive Growth Portfolio and Legg Mason Partners Variable International All Cap Growth Portfolio did not have any securities on loan.

4.	Capital Shares

At April 30, 2006, the Company had six billion shares of capital stock authorized with a par value of $0.00001 per share. Each share of a Fund represents an equal proportionate interest in that Fund with each other share of the same Fund and has an equal entitlement to any dividends and distributions made by the Fund.

Transactions in shares of each Fund were as follows:

	Six Months Ended April 30, 2006	Year Ended October 31, 2005
Legg Mason Partners Variable Large Cap Value Portfolio

Shares sold	25,965	174,564
Shares issued on reinvestment	252,366	354,179
Shares repurchased	(1,628,759)	(3,655,136)

Net Decrease	(1,350,428)	(3,126,393)

Legg Mason Partners Variable Large Cap Growth Portfolio

Shares sold	345,654	837,308
Shares issued on reinvestment	32,723	104,161
Shares repurchased	(2,694,805)	(4,531,870)

Net Decrease	(2,316,428)	(3,590,401)

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         45

Notes to Financial Statements (unaudited) (continued)

	Six Months Ended April 30, 2006	Year Ended October 31, 2005
Legg Mason Partners Variable Mid Cap Core Portfolio

Shares sold	67,766	618,090
Shares issued on reinvestment	681,898	—
Shares repurchased	(580,538)	(836,951)

Net Increase (Decrease)	169,126	(218,861)

Legg Mason Partners Variable Aggressive Growth Portfolio

Shares sold	2,351,882	4,820,016
Shares issued on reinvestment	2,165	281,999
Shares repurchased	(2,647,626)	(4,607,553)

Net Increase (Decrease)	(293,579)	494,462

Legg Mason Partners Variable International All Cap Growth Portfolio

Shares sold	60,905	423,243
Shares issued on reinvestment	153,310	115,894
Shares repurchased	(958,853)	(2,502,814)
Shares issued in connection with merger	—	224,109

Net Decrease	(744,638)	(1,739,568)

5.	Transfer of Net Assets

On July 8, 2005, Legg Mason Partners Variable International All Cap Growth Portfolio acquired the assets and certain liabilities of the GSS Salomon Brothers Variable International Equity Fund pursuant to a plan of reorganization approved by GSS Salomon Brothers Variable International Equity Fund shareholders on July 1, 2005. Total shares issued by Legg Mason Partners Variable International All Cap Growth Portfolio, the total net assets of the GSS Salomon Brothers Variable International Equity Fund and total net assets of Legg Mason Partners Variable International All Cap Growth Portfolio on the date of the transfer were as follows:

Acquired Fund	Shares Issued by Legg Mason Partners Variable International All Cap Growth Portfolio	Total Net Assets of the GSS Salomon Brothers Variable International Equity Fund	Total Net Assets of, Legg Mason Partners Variable International All Cap Growth Portfolio
GSS Salomon Brothers Variable International Equity Fund	224,109	$2,864,133	$158,199,570

The total assets of the GSS Salomon Brothers Variable International Equity Fund before acquisition included unrealized depreciation of $961,933 and accumulated net realized gains of $494. Total net assets of Legg Mason Partners Variable International All Cap Growth Portfolio immediately after the transfer were $161,063,703. The transaction was structured to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

46         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Notes to Financial Statements (unaudited) (continued)

6.	Capital Loss Carryforward

On October 31, 2005, the Legg Mason Partners Variable Large Cap Value Portfolio Fund had a net capital loss carryforward of $29,341,801 of which $6,191,123 expires in 2010, $23,150,678 expires in 2011. The Legg Mason Partners Variable Large Cap Growth Portfolio Fund had a net capital loss carryforward of $64,924,813 of which $2,019,427 expires in 2008, $5,453,825 expires in 2009, $30,603,559 expires in 2010, $8,588,495 expires in 2011, $5,325,802 expires in 2012 and $12,933,705 expires in 2013. The Legg Mason Partners Variable International All Cap Growth Portfolio Fund had a net capital loss carryforward of $61,381,331 of which $38,021,872 expires in 2009, $13,574,174 expires in 2010 and $9,785,285 expires in 2011. These amounts will be available to offset any future taxable capital gain.

7.	Regulatory Matters

On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against SBFM and CGM relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

The SEC order finds that SBFM and CGM willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that, at the time, included the fund’s investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also finds that SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

The SEC censured SBFM and CGM and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan submitted for the approval of the SEC. At this time, there is no

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         47

Notes to Financial Statements (unaudited) (continued)

certainty as to how the above-described proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made.

The order also required that transfer agency fees received from the Funds since December 1, 2004 less certain expenses be placed in escrow and provided that a portion of such fees might be subsequently distributed in accordance with the terms of the order. On April 3, 2006, an aggregate amount of approximately $9 million was distributed to the affected Funds.

The order required SBFM to recommend a new transfer agent contract to the Fund boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Fund’s Board selected a new transfer agent for the Fund. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

Although there can be no assurance, SBFM does not believe that this matter will have a material adverse effect on the Funds.

On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason.

8.	Legal Matters

Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described in Note 7. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the investment manager for the Smith Barney family of funds, rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

On October 5, 2005, a motion to consolidate the five actions and any subsequently filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

As of the date of this report, the Fund’s investment manager believes that resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Fund or the ability of the Fund’s investment manager and its affiliates to continue to render services to the Funds under their respective contracts.

* * *

Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGM and a number of its affiliates, including SBFM and Salomon Brothers Asset Management Inc. (“SBAM”) (collectively, the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Fund (the “Funds”), and directors or trustees of the Funds (collectively, the “Defendants”). The complaints alleged,

48         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Notes to Financial Statements (unaudited) (continued)

among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Funds by improperly charging Rule l2b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain aspects of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, the Fund’s investment manager believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

Additional lawsuits arising out of theses circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

As of the date of this report, the Fund’s investment manager and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

The Defendants have moved to dismiss the Complaint. Those motions are pending before the court.

9.	Other Matters

On September 16, 2005, the staff of the Securities and Exchange Commission (the “Commission”) informed SBFM and SBAM that the staff is considering recommending that the Commission institute administrative proceedings against SBFM and SBAM for alleged violations of Section 19(a) and 34(b) of the Investment Company Act (and related Rule 19a-1). The notification is a result of an industry wide inspection by the SEC and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. Section 19(a) and related Rule 19a-1 of the Investment Company Act generally require funds that are making dividend and distribution payments to provide shareholders with a written statement disclosing the source of the dividends and distributions, and, in particular, the portion of the payments made from each of net investment income, undistributed net profits and/or paid-in capital. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM or SBAM.

Although there can be no assurance, SBFM believes that this matter is not likely to have a material adverse effect on the Funds or SBFM’s ability to perform investment management services relating to the Funds.

Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report         49

Additional Shareholder Information (unaudited)

Results of a Special Meeting of Shareholders

On November 15, 2005, a Special Meeting of Shareholders was held for the following purposes: 1) to approve a new management agreement and 2) to elect Directors of the Company to oversee the Funds. The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each matter voted on at the Special Meeting of Shareholders.

1. Approval of New Management Agreement

Fund Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Legg Mason Partners Variable Large Cap Value Portfolio	13,670,372.185	258,701.103	606,723.162	0.000
Legg Mason Partners Variable Large Cap Growth Portfolio	25,401,706.570	340,106.990	904,455.030	0.000
Legg Mason Partners Variable Mid Cap Core Portfolio	7,850,506.152	141,232.635	303,474.232	0.000
Legg Mason Partners Variable Aggressive Growth Portfolio	72,040,450.790	1,572,564.120	2,469,981.890	0.000
Legg Mason Partners Variable International All Cap Growth Portfolio	10,445,981.758	247,818.709	347,653.702	0.000

2. Election of Directors1

Nominees	Votes For	Authority Withheld	Abstentions	Broker Non-Votes
Robert A. Frankel	644,358,719.408	16,164,564.582	0.000	0.000
Michael E. Gellert	644,364,511.260	16,158,772.730	0.000	0.000
Rainer Greeven	644,620,846.258	15,902,437.742	0.000	0.000
Susan M. Heilborn	644,899,625.635	15,623,658.365	0.000	0.000
R. Jay Gerken	644,284,458.802	16,238,825.188	0.000	0.000

[1]	Directors are elected by the shareholders of all of the series of the Company of which the Funds are a series.

50         Legg Mason Partners Variable Portfolios III, Inc. 2006 Semi-Annual Report

Legg Mason Partners Variable Portfolios III, Inc.

DIRECTORS

Robert A. Frankel

Michael E. Gellert

R. Jay Gerken, CFA

Chairman

Rainer Greeven

Susan M. Heilbron

OFFICERS

R. Jay Gerken, CFA

President and Chief

Executive Officer

Andrew B. Shoup

Senior Vice President and Chief

Administrative Officer

James M. Giallanza

Chief Financial Officer and Treasurer

Brian Angerame

Vice President and Investment Officer

Derek Deutsch

Vice President and Investment Officer

Peter Stournaras

Vice President and Investment Officer

Alan J. Blake

Vice President and Investment Officer

Robert Feitler

Vice President and Investment Officer

Richard A. Freeman

Vice President and Investment Officer

Mark J. McAllister, CFA

Vice President and Investment Officer

OFFICERS (continued)

Jeffrey J. Russell

Vice President and Investment Officer

Ted P. Becker

Chief Compliance Officer

John Chiota

Chief Anti-Money Laundering

Compliance Officer

Robert I. Frenkel

Secretary and Chief Legal Officer

INVESTMENT MANAGER

Smith Barney Fund
    Management LLC

DISTRIBUTORS

Citigroup Global Markets Inc.

Legg Mason Investor Services, LLC

CUSTODIAN

State Street Bank and Trust
    Company

ANNUITY ADMINISTRATION

Travelers Annuity Investor Services

One Cityplace

Hartford, CT 06103-3415

TRANSFER AGENT

PFPC Inc.

4400 Computer Drive

Westborough,

Massachusetts 01581

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP

345 Park Avenue

New York, New York 10154

This report is submitted for the general information of the shareholders of the Legg Mason Partners Variable Portfolios III, Inc. — Legg Mason Partners Variable Large Cap Value Portfolio, Legg Mason Partners Variable Large Cap Growth Portfolio, Legg Mason Partners Variable Mid Cap Core Portfolio, Legg Mason Partners Variable Aggressive Growth Portfolio and Legg Mason Partners Variable International All Cap Growth Portfolio.

This report must be preceded or accompanied by a free prospectus. Investors should consider the Funds’ investment objectives, risks, charges and expenses before investing. The prospectus contains this and other important information about the Funds. Please read the prospectus carefully before investing.

www.leggmason.com/InvestorServices

©2006 Legg Mason Investor Services, LLC Member NASD, SIPC

FD03404 06/06	SR06-53

Legg Mason Partners Variable Portfolios III, Inc.

Legg Mason Partners Variable Large Cap Value Portfolio

Legg Mason Partners Variable Large Cap Growth Portfolio

Legg Mason Partners Variable Mid Cap Core Portfolio

Legg Mason Partners Variable Aggressive Growth Portfolio

Legg Mason Partners Variable International All Cap Growth Portfolio

The Funds are separate investment funds of the Legg Mason Partners Variable Portfolios III, Inc., a Maryland corporation.

LEGG MASON PARTNERS VARIABLE PORTFOLIOS III, INC.

Legg Mason Partners Funds

125 Broad Street

10th Floor, MF-2

New York, New York 10004

The Funds file their complete schedule of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The Funds’ Forms N-Q are available on the Commission’s website at www.sec.gov. The Funds’ Forms N-Q may be reviewed and copied at the Commission’s Public Reference Room in Washington D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Funds, shareholders can call 1-800-451-2010.

Information an how the Funds voted proxies relating to portfolio securities during the prior 12 month period ended June 30th of each year and a description of the policies and procedures that the Funds use to determine how to vote proxies related to portfolio transactions is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on each Fund’s website at www.leggmason.com/InvestorServices and (3) on the SEC’s website at www.sec.gov. Proxy voting reports for the period ending June 30, 2005 will be continue to be listed under the Funds’ former Travelers Series Fund Inc. name.

ITEM 2.	CODE OF ETHICS.

Not Applicable.

ITEM 3.	AUDIT COMMITTEE FINANCIAL EXPERT.

Not Applicable.

ITEM 4.	PRINCIPAL ACCOUNTANT FEES AND SERVICES.

Not applicable.

ITEM 5.	AUDIT COMMITTEE OF LISTED REGISTRANTS.

Not applicable.

ITEM 6.	SCHEDULE OF INVESTMENTS.

Included herein under Item 1.

ITEM 7.	DISCLOSURE OF PROXY VOTING POLICIES AND PROCEDURES FOR CLOSED-END MANAGEMENT INVESTMENT COMPANIES.

Not applicable.

ITEM 8.	PORTFOLIO MANAGERS OF CLOSED-END MANAGEMENT INVESTMENT COMPANIES.

Not applicable.

ITEM 9.	PURCHASES OF EQUITY SECURITIES BY CLOSED-END MANAGEMENT INVESTMENT COMPANY AND AFFILIATED PURCHASERS.

Not applicable.

ITEM 10.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Not applicable.

ITEM 11.	CONTROLS AND PROCEDURES.

(a)	The registrant’s principal executive officer and principal financial officer have concluded that the registrant’s disclosure controls and procedures (as defined in Rule 30a- 3(c) under the Investment Company Act of 1940, as amended (the “1940 Act”)) are effective as of a date within 90 days of the filing date of this report that includes the disclosure required by this paragraph, based on their evaluation of the disclosure controls and procedures required by Rule 30a-3(b) under the 1940 Act and 15d-15(b) under the Securities Exchange Act of 1934.

(b)	There were no changes in the registrant’s internal control over financial reporting (as defined in Rule 30a-3(d) under the 1940 Act) that occurred during the registrant’s last fiscal half-year (the registrant’s second fiscal half-year in the case of an annual report) that have materially affected, or are likely to materially affect the registrant’s internal control over financial reporting.

ITEM 12.	EXHIBITS.

(a)	Not applicable.

(b)	Attached hereto.

Exhibit 99.CERT	Certifications pursuant to section 302 of the Sarbanes-Oxley Act of 2002

Exhibit 99.906CERT	Certifications pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this Report to be signed on its behalf by the undersigned, there unto duly authorized.

Legg Mason Partners Variable Portfolios III, Inc.

By:	/s/ R. Jay Gerken
(R. Jay Gerken)
Chief Executive Officer of Legg Mason Partners Variable Portfolios III, Inc.

Date: July 10, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By:	/s/ R. Jay Gerken
(R. Jay Gerken)
Chief Executive Officer of Legg Mason Partners Variable Portfolios III, Inc.

Date: July 10, 2006

By:	/s/ James M. Giallanza
(James M. Giallanza)
Chief Financial Officer of Legg Mason Partners Variable Portfolios III, Inc.

Date: July 10, 2006